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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                  LEHIGH ACRES FIRST NATIONAL BANCSHARES, INC.


                                   ARTICLE ONE
                                      NAME

         The name of the corporation is Lehigh Acres First National Bancshares, Inc. (the "Corporation"). The street address of the initial principal office of the Corporation is 1300 Homestead Road, Lehigh Acres, Florida 33936.

                                   ARTICLE TWO
                          ADDRESS AND REGISTERED AGENT

         The street address of the initial registered office of the Corporation shall be 1300 Homestead Road, Lehigh Acres, (Lee County), Florida 33936. The name of the Corporation's initial registered agent at such address shall be Lloyd J. Weber.

                                  ARTICLE THREE
                                 CAPITALIZATION

         The Corporation shall have the authority, exercisable by its board of directors (the "Board of Directors"), to issue up to 10,000,000 shares of voting common stock, par value $.01 per share, and up to 10,000,000 shares of preferred stock, par value $.01 per share. The board of directors shall have the authority to specify the preferences, limitations, and relative rights of each class of preferred stock.

                                  ARTICLE FOUR
                                PREEMPTIVE RIGHTS

         The shareholders shall not have any preemptive rights to acquire additional stock in the Corporation.

                                  ARTICLE FIVE
                           NO CUMULATIVE VOTING RIGHTS

         The Corporation elects not to have cumulative voting, and no shares issued by this Corporation may be cumulatively voted for directors of the Corporation (or for any other decision).


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                                   ARTICLE SIX
                        LIMITATION ON DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

                  (i) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                  (ii) a transaction from which the director derived an improper personal benefit;

                  (iii) liability imposed under Section 607.0834 (or any successor provision or redesignation thereof) of the Florida Business Corporation Act (the "Act"); or

                  (iv) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         If at any time the Act shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended, without further action by the shareholders, unless the provisions of the Act, as amended, require further action by the shareholders.

         Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

                                  ARTICLE SEVEN
                           CONTROL SHARE ACQUISITIONS

         The provisions of 607.0902 of the Act shall not apply to control share acquisitions of shares of the Corporation.

                                  ARTICLE EIGHT
                      CONSIDERATION OF OTHER CONSTITUENCIES

         In discharging the duties of their respective positions and in determining what is in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any actions on the Corporation and its shareholders, may consider the interests of the employees, customers, suppliers, creditors, and


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other constituencies of the Corporation and its subsidiaries, the communities and geographical areas in which the Corporation and its subsidiaries operate or are located, and all other factors such directors consider pertinent. This provision solely grants discretionary authority to the directors and shall not be deemed to provide to any other constituency any right to be considered.

                                  ARTICLE NINE
                       SPECIAL MEETING OF THE SHAREHOLDERS

         The Corporation shall, if and to the extent that it is required by applicable law, hold a special meeting of shareholders if the holders of at least 50% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting sign, date and deliver to the secretary of the Corporation one or more written demands for the meeting. Such written demands shall be delivered to the secretary by certified mail, return receipt requested. Such written demands sent to the secretary of the Corporation shall set forth as to each matter the shareholder or shareholders propose to be presented at the special meeting (i) a description of the purpose or purposes for which the meeting is to be held (including the specific proposal(s) to be presented); (ii) the name and record address of the shareholder or shareholders proposing such business; (iii) the class and number of shares of the Corporation that are owned of record by the shareholder or shareholders as of a date within ten days of the delivery of the demand; (iv) the class and number of shares of the Corporation that are held beneficially, but not held of record, by the shareholder or shareholders as of a date within ten days of the delivery of the demand; and (v) any interest of the shareholder or shareholders in such business. Any such special shareholders' meeting shall be held at a location designated by the Board of Directors. The Board of Directors may set such rules for any such meeting as it may deem appropriate, including when the meeting will be held (subject to any requirements of the Act), the agenda for the meeting (which may include any proposals made by the Board of Directors), restrictions on who may attend the meeting in addition to shareholders of record, and other such matters.

                                   ARTICLE TEN
                    NAME AND ADDRESS OF THE SOLE INCORPORATOR

         The sole incorporator is Lloyd J. Weber, whose address is c/o AIM Engineering & Surveying, Inc., 5300 Lee Boulevard, Lehigh Acres, Florida 33971.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of the date indicated below.


                                               /s/ Lloyd J. Weber
                                              ------------------------------
                                              Lloyd J. Weber
                                              Sole Incorporator

                                              Date:    May  12, 1999
                                                   -------------------------



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Lloyd J. Weber is familiar with and accepts the obligations to act as the designated registered agent for Lehigh Acres First National Bancshares, Inc. as provided for in Section 607.0505 of the Florida Statutes.


By:      /s/ Lloyd J. Weber                   Dated:   May 12, 1999
     ----------------------------                     -----------------
         Lloyd J. Weber














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[FORM OF BACK OF CERTIFICATE]

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  --as tenants in common           UNIF GIFT MIN ACT--______Custodian
TEN ENT  --as tenants by the entireties                        (Cust) (Minor)
JT TEN   --as joint tenants with right of          under Uniform Gifts to Minors
         survivorship and not as tenants         Act___________
         in common                                             (State)

Additional abbreviations may also be used though not in the above list.

For value received, _________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


________________________________________________________________________________

__________________________________________________________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _____________________

In presence of


_________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.